EXHIBIT 5
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                                      July 26, 2001


   The Directors,
   BP p.l.c.,
   Britannic House,
   1 Finsbury Circus,
   London EC2M 7BA.

   Dear Sirs:

   REGISTRATION STATEMENT ON FORM F-3 (THE "REGISTRATION STATEMENT")
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   1.   This opinion is given in connection with the registration under the United States Securities Act of 1933, as amended, of 60,000,000 Ordinary Shares of nominal value U.S. $0.25 each (the "Ordinary Shares") of BP p.l.c., an English public limited company formerly named BP Amoco p.l.c. (the "Company"), underlying the American Depositary Shares evidenced by American Depositary Receipts to be purchased by the Independent Agent in the open market from time to time pursuant to the BP Direct Access Plan (formerly the BP Amoco Direct Access Plan) (the "Plan").

   2. This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and be construed in accordance with English law.

   3. I have examined and relied on copies of such corporate records and other documents, including the Registration Statement, and reviewed such matters of law as I have deemed necessary or appropriate for the purpose of this opinion.

   4. On the basis of, and subject to, the foregoing and having regard to such considerations of English law in force at the date of this letter as I consider relevant, I am of the opinion that (i) the Company has been duly organized and is an existing corpora-tion in good standing under the laws of England, and (ii) the Ordinary Shares of the Company which have been issued and are outstanding have been legally and validly issued, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

   I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                      Yours faithfully,

                                      /s/ Peter B.P. Bevan
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                                      P.B.P. Bevan